EXHIBIT 99.1

CERTIFICATION OF PERIODIC REPORT

I, Robert W. Duggan, Chief Executive Officer of Computer Motion, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to the best of my knowledge, that:

(1)	The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2002	COMPUTER MOTION, INC.

	By:	/s/ Robert W. Duggan

Robert W. Duggan
Chairman of the Board of Directors
and Chief Executive Officer